Finisar Announces Record Second Fiscal Quarter Revenues and Profits

SUNNYVALE, CA -- (Marketwired - December 08, 2016) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its second quarter of fiscal year 2017, ended October 30, 2016.

COMMENTARY

"I am pleased to announce that Finisar achieved all-time quarterly records for revenues and profits in our second quarter. Revenues were $369.9 million, an increase of $28.5 million, or 8.4% over the first quarter. This growth was primarily driven by strong demand for 100G transceivers. In addition, customer demand for wavelength selective switch and ROADM line card products was strong. Our gross margins improved significantly due to a favorable product mix and leverage achieved from our vertical integration with larger volumes. The combination of revenues being at the higher end of our guidance range with higher gross margins resulted in earnings per fully diluted share above our guidance range," said Jerry Rawls, Finisar's Chief Executive Officer.

        FINANCIAL HIGHLIGHTS - Second Quarter Ended October 30, 2016

Summary GAAP Results                        Second              First
                                           Quarter             Quarter
                                            Ended               Ended
                                       October 30, 2016     July 31, 2016
                                     ------------------- -------------------
                                         (in thousands, except per share
                                                     amounts)

Revenues                                        $369,863            $341,325
Gross margin                                       36.1%               31.7%
Operating expenses                               $80,853             $79,854
Operating income                                 $52,828             $28,311
Operating margin                                   14.3%                8.3%
Net income                                       $48,765             $23,949
Income per share-basic                             $0.44               $0.22
Income per share-diluted                           $0.43               $0.22

Basic shares                                     110,407             108,820
Diluted shares                                   113,192             110,821

Summary Non-GAAP Results (a)                Second              First
                                           Quarter             Quarter
                                            Ended               Ended
                                       October 30, 2016     July 31, 2016
                                     ------------------- -------------------
                                         (in thousands, except per share
                                                     amounts)

Revenues                                        $369,863            $341,325
Non-GAAP Gross margin                              37.2%               33.1%
Non-GAAP Operating expenses                      $69,418             $69,344
Non-GAAP Operating income                        $68,250             $43,520
Non-GAAP Operating margin                          18.5%               12.8%
Non-GAAP Net income                              $65,154             $41,825
Non-GAAP Income per share-basic                    $0.59               $0.38
Non-GAAP Income per share-diluted                  $0.58               $0.38

Basic shares                                     110,407             108,820
Diluted shares                                   113,192             110,821

(a) In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or
    GAAP, that are considered by management to be outside of Finisar's core ongoing operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading
    "Finisar Non-GAAP Financial Measures" below.

Financial Statement Highlights for the Second Quarter of Fiscal 2017:

--  Revenues were $369.9 million, an increase of $28.5 million, or 8.4%, from $341.3 million in the first quarter.

--  Sales of telecom products increased by $9.7 million, or 9.9%, compared to the first quarter. This increase was due primarily to higher sales of
    100G transceivers, as well as wavelength selective switch and ROADM line card products.

--  Sales of datacom products increased by $18.8 million, or 7.7%, compared to the first quarter. This increase was due primarily to growth in demand for 100G transceivers. Sales of 100G transceivers for datacom applications increased approximately 30% compared to the first quarter, and more than 80% compared to the second quarter of the prior fiscal year. Sales of 40G datacom transceivers were approximately flat compared to the first quarter.

--  GAAP gross margin improved to 36.1%, compared to 31.7% in the first quarter, primarily due to favorable product mix and the operational leverage from our vertical integration.

--  Non-GAAP gross margin improved to 37.2% compared to 33.1% in the first quarter.

--  GAAP operating expenses were $80.9 million compared to $79.9 million in the first quarter. GAAP operating expenses as a percentage of revenue decreased to approximately 21.9% of revenue compared to 23.4% in the first quarter.

--  Non-GAAP operating expenses were $69.4 million compared to $69.3 million in the first quarter. Non-GAAP operating expenses as a percentage of revenue decreased to approximately 18.8% compared to 20.3% in the first quarter.

--  GAAP operating margin improved to 14.3% from 8.3% in the first quarter.

--  Non-GAAP operating margin improved to 18.5% from 12.8% in the first quarter.

--  GAAP earnings per fully diluted share was $0.43 compared to $0.22 in the first quarter, primarily due to higher revenue levels and improved gross margins.

--  Non-GAAP earnings per fully diluted share was $0.58 compared to $0.38 in the preceding quarter.

--  Cash, cash equivalents and short-term investments increased $32.5 million to $626.3 million at the end of the second quarter, compared to
    $593.8 million at the end of the preceding quarter.

OUTLOOK

Finisar indicated that for the third quarter of fiscal 2017 it currently expects revenues in the range of $378 to $398 million, non-GAAP gross margin of approximately 37% to 38%, non-GAAP operating margin of approximately 18.5% to 19.5%, and non-GAAP earnings per fully diluted share in the range of approximately $0.58 to $0.64.

Finisar has not provided a reconciliation of its third quarter outlook for non-GAAP gross margin, non-GAAP operating margin and non-GAAP earnings per fully diluted share because estimates of all of the reconciling items cannot be provided without unreasonable efforts. It is difficult to reasonably provide a forward-looking estimate of certain reconciling items between such non-GAAP forward-looking measures and the comparable forward-looking GAAP measures. Certain factors that are materially significant to Finisar's ability to estimate these items are out of its control and/or cannot be reasonably predicted, including with respect to restructuring charges, litigation settlements and resolutions and related costs, and the timing of tax related adjustments. Accordingly, a reconciliation of such non-GAAP forward-looking measures to the comparable forward-looking GAAP measures are not available within a reasonable range of predictability.

CONFERENCE CALL

Finisar will discuss its financial results for the second quarter and current business outlook during its regular quarterly conference call scheduled for Thursday, December 8, 2016, at 2:00 pm PT (5:00 pm ET). To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 1-877-741-4239 (domestic) or 1-719-325-4771 (international) and enter conference ID 7509499.

An audio replay will be available for two weeks following the call by dialing 1-888-203-1112 (domestic) or 1-719-457-0820 (international) and then following the prompts: enter conference ID 7509499 and provide your name, affiliation, and contact number. A replay of the webcast will be available shortly after the conclusion of the call on Finisar's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statement concerning Finisar's expected financial performance. These statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed June 17, 2016) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For over 25 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                   Consolidated Statements of Operations
              (Unaudited, in thousands, except per share data)

                                                                    Three
                                                                    Months
                       Three Months Ended     Six Months Ended      Ended
                      --------------------  --------------------  ---------
                       Oct 30,    Nov 01,    Oct 30,    Nov 01,    Jul 31,
                         2016       2015       2016       2015       2016
                      ---------  ---------  ---------  ---------  ---------
Revenues              $ 369,863  $ 321,136  $ 711,188  $ 635,166  $ 341,325
Cost of revenues        235,192    230,610    466,829    454,757    231,637
Impairment of long-
 lived assets                 -          -          -      1,071          -
Amortization of
 acquired developed
 technology                 990      1,435      2,513      2,870      1,523
                      ---------  ---------  ---------  ---------  ---------
Gross profit            133,681     89,091    241,846    176,468    108,165
Gross margin               36.1%      27.7%      34.0%      27.8%      31.7%
Operating expenses:
  Research and
   development           53,242     50,972    104,250    103,380     51,008
  Sales and marketing    13,367     11,897     25,230     23,099     11,863
  General and
   administrative        13,576     16,186     29,891     31,394     16,315
  Impairment of long-
   lived assets               -          -          -        830          -
  Amortization of
   purchased
   intangibles              668        668      1,336      1,336        668
                      ---------  ---------  ---------  ---------  ---------
    Total operating
     expenses            80,853     79,723    160,707    160,039     79,854
                      ---------  ---------  ---------  ---------  ---------
Income from
 operations              52,828      9,368     81,139     16,429     28,311
Interest income           1,021        469      1,747        834        726
Interest expense         (3,025)    (2,917)    (6,011)    (5,800)    (2,986)
Other income
 (expenses), net            795        445        736      1,326        (59)
                      ---------  ---------  ---------  ---------  ---------
Income before income
 taxes                   51,619      7,365     77,611     12,789     25,992
Provision for income
 taxes                    2,854        721      4,897      2,752      2,043
                      ---------  ---------  ---------  ---------  ---------
Net income            $  48,765  $   6,644  $  72,714  $  10,037  $  23,949
                      =========  =========  =========  =========  =========

Net income per share
 attributable to
 Finisar Corporation
 common stockholders:

  Basic               $    0.44  $    0.06  $    0.66  $    0.09  $    0.22
  Diluted             $    0.43  $    0.06  $    0.65  $    0.09  $    0.22

Shares used in
 computing net income
 per share - basic      110,407    106,635    109,614    105,961    108,820
Shares used in
 computing net income
 per share - diluted    113,192    107,493    112,450    108,238    110,821

                             Finisar Corporation
                         Consolidated Balance Sheets
                               (in thousands)

                                      Oct 30, 2016 Jul 31, 2016  May 1, 2016
                                      ------------ ------------ ------------
                                       (Unaudited)  (Unaudited)
                ASSETS
Current assets:
  Cash and cash equivalents              $ 282,963    $ 280,414    $ 299,221
  Short-term held-to-maturity
   investments                             343,319      313,389      263,255
  Accounts receivable, net                 277,667      255,036      249,257
  Accounts receivable, other                49,997       43,678       44,576
  Inventories                              292,439      272,592      273,291
  Prepaid expenses and other assets         17,140       18,646       18,483
                                      ------------ ------------ ------------
    Total current assets                 1,263,525    1,183,755    1,148,083
Property, equipment and improvements,
 net                                       341,563      338,918      348,613
Purchased intangible assets, net            16,339       16,197       18,388
Goodwill                                   106,735      106,735      106,735
Minority investments                         3,893        3,974        4,051
Other assets                                18,008       18,928       19,501
                                      ------------ ------------ ------------
    Total assets                       $ 1,750,063  $ 1,668,507  $ 1,645,371
                                      ============ ============ ============

 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                       $ 153,023    $ 136,317    $ 141,591
  Accrued compensation                      45,213       36,332       36,084
  Other accrued liabilities                 36,736       39,201       42,206
  Deferred revenue                          17,818       16,468       13,529
                                      ------------ ------------ ------------
    Total current liabilities              252,790      228,318      233,410
Long-term liabilities:
  Convertible notes, net of current
   portion                                 234,679      232,016      229,393
  Other non-current liabilities             13,279       14,056       14,882
                                      ------------ ------------ ------------
    Total liabilities                      500,748      474,390      477,685
Stockholders' equity:
  Common stock                                 111          110          108
  Additional paid-in capital             2,639,355    2,621,260    2,605,859
  Accumulated other comprehensive
   income (loss)                          (49,772)     (38,109)     (25,188)
  Accumulated deficit                  (1,340,379)  (1,389,144)  (1,413,093)
                                      ------------ ------------ ------------
    Total stockholders' equity           1,249,315    1,194,117    1,167,686
                                      ------------ ------------ ------------
Total liabilities and stockholders'
 equity                                $ 1,750,063  $ 1,668,507  $ 1,645,371
                                      ============ ============ ============

Note - Balance sheet amounts as of May 1, 2016 are derived from the audited consolidated financial statements as of the date.

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: non-GAAP gross profit, non-GAAP operating income, non-GAAP income and non-GAAP net income per share. These non-GAAP financial measures are supplemental information regarding Finisar's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be outside of our ongoing core operating results. Management believes that tracking non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our ongoing core current operations, our ability to generate cash and the underlying business trends that are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods in this release:

--  Changes in excess and obsolete inventory reserve (predominantly non-cash charges);
--  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
--  Duplicate facility costs during facility move (non-core cash charges);
--  Stock-based compensation expense (non-cash charges);
--  Impairment of long-lived assets (non-cash charges);
--  Reduction in force costs (non-core cash charges); and
--  Acquisition related retention payments (non-core cash charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods in this release:

--  Acquisition related costs (non-core cash charges);
--  Gain or loss on litigation settlements and resolutions and related costs
    (non-core cash charges or benefits); and
--  Amortization of purchased intangibles (non-cash charges).

In calculating non-GAAP income and non-GAAP income per share in this release, we have also excluded the following items in applicable periods in this release:

--  Imputed interest expenses on convertible debt (non-cash charges);
--  Imputed interest related to restructuring (non-cash charges);
--  Gains and losses on sales of assets (non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
--  Other miscellaneous expenses (income) (non-core charges or benefits);
--  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges or benefits); and
--  Amortization of debt issuance costs (non-cash charges).

In addition, in this release we have adjusted non-GAAP income and non-GAAP income per share for the difference between GAAP income taxes and non-GAAP income taxes.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP
              (Unaudited, in thousands, except per share data)

                                                                    Three
                                                                    Months
                       Three Months Ended     Six Months Ended      Ended
                      --------------------  --------------------  ---------
                       Oct 30,    Nov 01,    Oct 30,    Nov 01,    Jul 31,
                         2016       2015       2016       2015       2016
                      ---------  ---------  ---------  ---------  ---------
GAAP to non-GAAP
 reconciliation of
 gross profit:
Gross profit - GAAP   $ 133,681  $  89,091  $ 241,846  $ 176,468  $ 108,165
Gross margin - GAAP        36.1%      27.7%      34.0%      27.8%      31.7%
Adjustments:
Cost of revenues
  Change in excess
   and obsolete
   inventory
   valuation
   adjustments (1)            -      2,402          -      3,832          -
  Amortization of
   acquired
   technology               990      1,435      2,513      2,870      1,523
  Duplicate facility
   costs during
   facility move              8          4         16         86          8
  Stock compensation      2,949      2,922      5,996      5,614      3,047
  Impairment of long-
   lived assets               -          -          -      1,282          -
  Reduction in force
   costs                     14        417        116        971        102
  Acquisition related
   retention payment         26         28         45         93         19
                      ---------  ---------  ---------  ---------  ---------
    Total cost of
     revenue
     adjustments          3,987      7,208      8,686     14,748      4,699
                      ---------  ---------  ---------  ---------  ---------
Gross profit - non-
 GAAP                   137,668     96,299    250,532    191,216    112,864
                      ---------  ---------  ---------  ---------  ---------
Gross margin - non-
 GAAP                      37.2%      30.0%      35.2%      30.1%      33.1%

GAAP to non-GAAP
 reconciliation of
 operating income:
Operating income -
 GAAP                    52,828      9,368     81,139     16,429     28,311
Operating margin -
 GAAP                      14.3%       2.9%      11.4%       2.6%       8.3%
Adjustments:
Total cost of revenue
 adjustments              3,987      7,208      8,686     14,748      4,699
Total operating
 expense adjustments
  Operating expenses
   - GAAP                80,853     79,723    160,707    160,039     79,854
  Research and
   development
    Reduction in
     force costs             88          -        262        288        174
    Duplicate
     facility costs
     during facility
     move                     7         49         14        270          7
    Acquisition
     related
     retention
     payment                 32         67         64        158         32
    Stock
     compensation         5,552      4,970     10,663      9,808      5,111
    Impairment of
     long-lived
     assets                   -          -          -        287          -
  Sales and marketing
    Reduction in
     force costs              -        117         29        180         29
    Acquisition
     related
     retention
     payment                  -          3          -         13          -
    Stock
     compensation         1,877      1,718      3,628      3,425      1,751
  General and
   administrative
    Reduction in
     force costs             20        963         33      1,315         13
    Duplicate
     facility costs         154          8        297         17        143
    Acquisition
     related
     retention
     payment                  -          -         (2)        (5)        (2)
    Stock
     compensation         2,989      2,757      5,542      5,517      2,553
    Acquisition
     related costs            2        378         33        396         31
    Litigation
     settlements and
     resolutions and
     related costs           46          -         46         16          -
  Amortization of
   purchased
   intangibles              668        668      1,336      1,336        668
  Impairment of long-
   lived assets               -          -          -        587          -
                      ---------  ---------  ---------  ---------  ---------
      Total operating
       expense
       adjustments       11,435     11,698     21,945     23,608     10,510
                      ---------  ---------  ---------  ---------  ---------
  Operating expenses
   - non-GAAP            69,418     68,025    138,762    136,431     69,344
                      ---------  ---------  ---------  ---------  ---------
Operating income -
 non-GAAP                68,250     28,274    111,770     54,785     43,520
                      ---------  ---------  ---------  ---------  ---------
Operating margin -
 non-GAAP                  18.5%       8.8%      15.7%       8.6%      12.8%

GAAP to non-GAAP
 reconciliation of
 income before income
 taxes:
Income before income
 taxes - GAAP            51,619      7,365     77,611     12,789     25,992
Adjustments:
Total cost of revenue
 adjustments              3,987      7,208      8,686     14,748      4,699
Total operating
 expense adjustments     11,435     11,698     21,945     23,608     10,510
Total Interest and
 other adjustments
Non-cash imputed
 interest expenses on
 convertible debt         2,509      2,391      4,978      4,745      2,469
Imputed interest
 related to
 restructuring               37         44         75         89         38
Other (income)
 expense, net
  Loss (gain) on sale
   of assets                (17)        85        (25)      (100)        (8)
  Other miscellaneous
   income                     -       (120)         -       (137)         -
  Foreign exchange
   transaction (gain)
   or loss                 (970)        51       (999)      (642)       (29)
  Amortization of
   debt issuance cost       154        154        308        308        154
    Total Interest
     and other
     adjustments          1,713      2,605      4,337      4,263      2,624
Income before income
 taxes - non-GAAP        68,754     28,876    112,579     55,408     43,825

GAAP to non-GAAP
 reconciliation of
 net income:
Net income - GAAP        48,765      6,644     72,714     10,037     23,949
Total cost of revenue
 adjustments              3,987      7,208      8,686     14,748      4,699
Total operating
 expense adjustments     11,435     11,698     21,945     23,608     10,510
Total Interest and
 other adjustments        1,713      2,605      4,337      4,263      2,624
Income tax provision
 adjustments               (746)    (1,298)      (703)    (1,267)        43
                      ---------  ---------  ---------  ---------  ---------
  Total adjustments      16,389     20,213     34,265     41,352     17,876
                      ---------  ---------  ---------  ---------  ---------
Net income - non-GAAP $  65,154  $  26,857  $ 106,979  $  51,389  $  41,825
                      ---------  ---------  ---------  ---------  ---------

Non-GAAP net income
 for diluted earnings
 per share calcuation
Non-GAAP net income   $  65,154  $  26,857  $ 106,979  $  51,389  $  41,825
Add: interest expense
 for dilutive
 convertible notes            -          -          -          -          -
                      ---------  ---------  ---------  ---------  ---------
Adjusted non-GAAP
 income               $  65,154  $  26,857  $ 106,979  $  51,389  $  41,825
                      =========  =========  =========  =========  =========

Basic non-GAAP income
 per share
GAAP earnings per
 share                $    0.44  $    0.06  $    0.66  $    0.09  $    0.22
Impact of all non-
 GAAP adjustments     $    0.15  $    0.19  $    0.31  $    0.39  $    0.16
Non-GAAP earnings per
 share                $    0.59  $    0.25  $    0.98  $    0.48  $    0.38

Diluted non-GAAP
 income per share
GAAP earnings per
 share                $    0.43  $    0.06  $    0.65  $    0.09  $    0.22
Impact of all non-
 GAAP adjustments     $    0.15  $    0.19  $    0.30  $    0.38  $    0.16
Non-GAAP earnings per
 share                $    0.58  $    0.25  $    0.95  $    0.47  $    0.38

Shares used in
 computing non-GAAP
 income per share
Basic                   110,407    106,635    109,614    105,961    108,820
Diluted                 113,192    107,493    112,450    108,238    110,821

(1) Non-GAAP adjustment no longer made effective fiscal 2017.

Finisar-F

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050
Investor.relations@finisar.com

Press contact:
Victoria McDonald
Director, Corporate Communications
408-542-4261